EXHIBIT 23.1

Consent of Independent Auditors

The Board of Directors
Kennedy-Wilson Holdings, Inc.

We consent to the incorporation by reference in the registration statements (No. 333-174742, No. 333-175002, No. 333-175559, and No. 333-184752) on Form S-3, the registration statement (No. 333-164928) on Form S-8 and the registration statement (No. 164926) on Form S-1/A of Kennedy-Wilson Holdings, Inc. (a) of our report dated November 5, 2012, with respect to the Statements of Revenues and Certain Expenses of 5200 Lankershim Boulevard for the year ended December 31, 2011 and (b) of our report dated November 5, 2012, with respect to the Statements of Revenues and Certain expenses of 1500 7th Street for the year ended December 31, 2011and (c) of our report dated November 5, 2012, with respect to the Statements of Revenues and Certain Expenses of 1900 South State College Boulevard for the year ended December 31, 2011, which reports appear in this Form 8-K of Kennedy-Wilson Holdings, Inc. dated November 5, 2012.

/s/ KPMG LLP

Los Angeles, California
November 5, 2012